EXHIBIT 21

                        COMPUTER TASK GROUP, INCORPORATED

                SUBSIDIARIES OF COMPUTER TASK GROUP, INCORPORATED

      The following is a list of all of the subsidiaries of the Registrant as of December 31, 2004. All financial statements of such subsidiaries are included in the consolidated financial statements of the Registrant, and all of the voting securities of each subsidiary are wholly-owned by the Registrant:

                                                              State/Country
                                                              or Jurisdiction
                                                             of Incorporation
                                                             ----------------
-  Computer Task Group of Delaware, Inc.                     Delaware
-  CTG of Buffalo, Inc.                                      New York
-  Computer Task Group (Holdings) Ltd.                       United Kingdom
-  Computer Task Group of Kansas, Inc. (a subsidiary         Missouri
   of Computer Task Group (Holdings) Ltd.)
-  Computer Task Group of Canada, Inc.                       Canada
-  Computer Task Group International, Inc.                   Delaware
-  Computer Task Group Europe B.V. (a subsidiary             The Netherlands
   of Computer Task Group International, Inc.)
-  Computer Task Group (U.K.) Ltd. (a subsidiary             United Kingdom
   of Computer Task Group Europe B.V.)
-  Computer Task Group Belgium N.V. (a subsidiary            Belgium
   of Computer Task Group Europe B.V.)
-  Rendeck Macro-4 Software B.V. (a subsidiary               The Netherlands
   of Computer Task Group Europe B.V.)
-  Computer Task Group of Luxembourg S.A. (a subsidiary      Luxembourg
   of Computer Task Group Europe B.V.)
-  Computer Task Group of France S.A. (a subsidiary          France
   of Computer Task Group Europe B.V.)
-  CTG HealthCare Solutions, Inc.                            Delaware
-  CTG HealthCare Solutions (Kansas), Inc.                   Kansas

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